UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 24, 2018 (April 24, 2018)

VICI Properties Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-38372	81-4177147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8329 W. Sunset Road, Suite 210

Las Vegas, Nevada 89113

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (702) 820-3800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Interest Rate Swap Transactions under Credit Facility.

On April 24, 2018 VICI Properties 1 LLC (“VICI PropCo”), a subsidiary of VICI Properties Inc. (the “Company”), entered into interest rate swap transactions with each of Citibank, N.A., J. Aron & Company LLC, Citizens Bank, National Association and Morgan Stanley Capital Services LLC, having an aggregate notional amount of $1,500,000,000. The interest rate swap transactions each have an effective date of May 22, 2018 and a termination date of April 22, 2023. The interest rate swap transactions were each confirmed under an ISDA Master Agreement including the Schedule thereto and related documentation containing customary representations, warranties and covenants. The interest rate swap transactions are intended to be cash flow hedges that effectively fix at 2.8297% the LIBOR portion of the interest rate on the outstanding debt under VICI PropCo’s existing credit facility. The Company may, subject to certain limitations, modify or terminate any of the foregoing interest rate swap transactions or enter into additional swap transactions in the future from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICI PROPERTIES INC.

Date: April 30, 2018	By:	/s/ DAVID KIESKE
David Kieske
Executive Vice President and Chief Financial Officer